UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2015

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On September 6, 2015, ULURU Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with several institutional investors (collectively, the “Investors”) relating to an equity investment of $1,550,225 by the Investors for 4,079,539 shares of our common stock, par value $0.001 per share (the “Shares”).  The per-share purchase price is $0.38.

We also entered into a Registration Rights Agreement with the Investors under which we agreed to prepare and file with the Securities and Exchange Commission a registration statement with respect to the resale of the Shares no later than September 26, 2015 and thereafter use all commercially reasonable efforts to cause such registration statement to become effective.  We are required to keep such registration statement effective until the earliest of (i) the date that is six months after the Closing Date under the SPA, (ii) the date when the respective Investor may sell all of the Shares under Rule 144 without volume limitations, or (iii) the date the Investor no longer owns any of the Shares.

Closing of the purchase and issuance of the Shares is conditioned upon the above-described registration statement becoming effective and is expected to occur approximately three trading days following such effectiveness.

The Company has agreed to pay to a European placement agent a referral fee equal to 12% of the gross proceeds immediately following closing, provided that the investors are not U.S. Persons and were solicited outside the United States.

The descriptions of the terms and conditions of the SPA and the Registration Rights Agreement herein are not complete and are qualified in their entirety by the full text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2.

Item 3.02	Unregistered Sale of Equity Securities

The Shares are being issued in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulations S and D promulgated thereunder, based upon the following: (a) each investor confirmed that it was an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and  had such background education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) each investor confirmed that it is not a U.S. Person and was outside the United States at all relevant times in connection with the investment, (c) there was no public offering or general solicitation with respect to the offering; (d) the Investors were provided with certain disclosure materials and all other information requested with respect to the Company; (d) the Investors acknowledged that the securities being purchased were “restricted securities” for purposes of the Securities Act and agreed to transfer the underlying securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a Form D is being filed with the Commission; and (f) the Shares are subject to restrictions on transfer, except to the extent that such shares may immediately be resold pursuant to an effective registration statement or Rule 144 under the Securities Act.

Item 7.01	Regulation FD Disclosure

On September 11, 2015, the Company issued a press release announcing the execution of the Securities Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 31, 2015 and executed on September 6, 2015, 2013 by and between ULURU Inc. and the purchasers’ party thereto.
10.2	Registration Rights Agreement, dated August 31, 2015 and executed on September 6, 2015, 2013 by and between ULURU Inc. and the purchasers’ party thereto.
99.1	Press Release issued by ULURU Inc. dated September 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: September 11, 2015	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated August 31, 2015 and executed on September 6, 2015, 2013 by and between ULURU Inc. and the purchasers’ party thereto.
10.2	Registration Rights Agreement, dated August 31, 2015 and executed on September 6, 2015, 2013 by and between ULURU Inc. and the purchasers’ party thereto.
99.1	Press Release issued by ULURU Inc. dated September 11, 2015.